Exhibit 1A-4.1

ROCKSTAR CAPITAL GROUP LLC

SUBSCRIPTION AGREEMENT

TO BE USED ONLY IN CONJUNCTION WITH AN INVESTMENT IN UNITS OFFERED THROUGH THE OFFERING MATERIALS DATED FEBRUARY 9, 2023.

THIS SUBSCRIPTION AGREEMENT is made as of this ___ day of ____________, 2023, by and between ROCKSTAR CAPITAL GROUP LLC, a Florida limited liability company (the “Company”) and the undersigned subscriber (the “Subscriber”).

The Company desires to obtain financing by selling investment Debt Units (“Units”) at one thousand ($1,000) dollars per Unit, with a minimum purchase of ten (10) Units, or ten thousand ($10,000) dollars. The Manager may waive the minimum subscription requirement, in its sole and absolute discretion. Subscriber desires to purchase the number of Units set forth on the signature page hereof.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.	SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY THE SUBSCRIBER

1.1       Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the number of Units for the purchase price set forth upon the signature page hereof, and the Company agrees to sell such Units to the Subscriber at a purchase price equal to such amount. The purchase price is payable by wire transfer, ACH, or check, on terms set forth in Section 2.3.

The Subscriber understands that the sale of Debt Units to Subscriber is contingent upon the acceptance in writing of the Subscription by the Company. The Subscriber understands that pending such acceptance, the check will be deposited in an escrow account and the other documents the Subscriber furnished will be held in trust by the Company.

1.2       The Subscriber recognizes that the purchase of Units involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) he/she may not be able to liquidate his investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) he/she could sustain a complete loss of his/her entire investment.

1.3       The Subscriber represents that (i) he/she is competent to understand and does understand the nature of the investment, and (ii) he/she is able to bear the economic risk of this investment.

1.4       Please check the appropriate space(s):

____	The Subscriber represents that he/she is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). (The definition of “accredited investor” is set forth below.)

____	The Subscriber represents that he/she is a “non-accredited investor” that understands this investment and further represents that the Capital Contribution listed on this Subscription Agreement does not represent more than ten (10%) percent of either their (i) personal net worth or (ii) annual income, whichever is greater. The purchasing limits are set forth in Section 1.5 of this Subscription Agreement.

____	The Subscriber represents that he/she is a resident of the United States.

The definition of an “accredited investor” includes the following:

•	An individual having a net worth or a joint net worth with spouse at the time of purchase in excess of one million ($1,000,000) dollars. (In calculating net worth, you may include the value of your personal property and real estate, excluding the value of your principal residence, but including cash, short-term investments, stock and securities. Your inclusion of personal property and real estate, other than your principal residence, should be based on the fair market value of such property less debt secured by such property.)

•	An individual whose net income was in excess of two hundred thousand ($200,000) dollars in each of the two most recent years, or whose joint income with spouse was in excess of three hundred ($300,000) dollars in each of those years, and who reasonably expects his net income to reach such level in the current year.

•	An IRA, Keogh or similar benefit plan for which investments are made solely by persons that are accredited investors.

•	Any entity in which all of the equity owners are accredited investors.

•	Any entity not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

•	Any natural person holding in good standing a Series 7, Series 65, or Series 82 license, or any other professional certification or designation or credential from an accredited educational institution that the Securities and Exchange Commission has designated as qualifying an individual for accredited investor status;

•	Any “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

•	Any “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office (as defined above) and whose prospective investment in the issuer is directed by such family office.

1.5       This is a Tier 2 Regulation A Offering. The SEC has set the following purchasing limits for non-accredited investors investing in a Tier 2 Regulation A offering:

•	Non-accredited investors may not purchase more than ten (10%) percent of the greater of annual income or net worth (for natural persons); or

•	Non-accredited investors may not purchase more than ten (10%) percent of the greater of annual revenue, or net assets at fiscal year-end (for non-natural persons).

1.6       The Subscriber acknowledges and represents that his/her investment does not and will not exceed any additional net worth requirements imposed by the Subscriber’s state of residence.

1.7       The Subscriber acknowledges and represents that he/she has significant prior investment experience and that he/she recognizes the highly speculative nature of this investment. The Subscriber has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of investment in the Company; and has the capacity to protect his/her interest in connection with an investment in the Company;

2

1.8        The Subscriber hereby represents that he/she has been furnished by the Company during the course of this transaction with all information regarding the Company which he/she requested or desired to know; that all other documents which could be reasonably provided have been made available for his/her inspection and review; and that he/she has been offered the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of this offering.

1.9       The Subscriber hereby specifically accepts and adopts all applicable provisions of the Private Placement Memorandum and executes this Subscription Agreement as a counterpart signature page to those documents. The Subscriber has read and understands the Private Placement Memorandum, this Subscription Agreement, the Qualification Profile and all other related documents.

1.10       The Subscriber’s overall commitment to investments that are not readily marketable is not disproportionate to his/her or their net worth and the investment in the Units will not cause such overall commitment to be excessive.

1.11       The Subscriber hereby acknowledges that this offering of Units has not been reviewed by the United States Securities and Exchange Commission (the "SEC") because of the Company's representations that this is intended to be a nonpublic offering pursuant to Sections 4(a)(2) and 4(a)(6) of the Securities Act and Regulation A ("Regulation A") promulgated thereunder. The Subscriber represents that the Units are being purchased for his/her/their own account, for investment and not for distribution or resale to others. The Subscriber agrees that he/she will not sell, transfer or otherwise dispose of any of the Units unless they are registered under the Securities Act or unless an exemption from such registration is available.

1.12        The Subscriber agrees that the Company may, if it desires, permit the transfer of the Units by the Subscriber out of his/her name only when his/her request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that the proposed sale, transfer or disposition does not result in a violation of the Securities Act or any applicable state or province "blue sky" laws (collectively, "Securities Laws"). The Subscriber agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any sale, transfer or other disposition of the Units by the undersigned Subscriber in violation of any Securities Laws or any misrepresentation herein.

1.13        The Subscriber acknowledges and agrees that the Company is relying on the Subscriber's representations contained in this Agreement in determining whether to accept this Subscription. The Subscriber agrees that the Company reserves the unrestricted right to request and require additional information from Subscriber, reject or limit any Subscription, and to close the offer at any time.

1.14        The Subscriber represents and warrants that all representations made by the Subscriber hereunder are true and correct in all material respects as of the date of execution hereof, and Subscriber further agrees that until the closing on the Units subscribed for he/she shall inform the Company immediately of any changes in any of the representations provided by the Subscriber hereunder.

1.15        The Subscriber is aware of the following:

(a)        The Company has limited financial or operating history;

(b)        There are substantial restrictions on the transferability of the Units; the Units will not be, and investors in the Company have no rights to require that the Units be registered under the Securities Act of 1933, or any other state or federal act, and any such registration is unlikely;

3

(c)        Financial projections and forecasts, if any, in the materials provided by the Company are only management's estimates based on assumptions therein stated. There is no assurance or guarantee that any such projections and forecasts will be met;

(d)       At any time, the amount of distributions or tax effects that may be available as a result of investment in the Company is not susceptible to absolute prediction, and different future occurrences, interpretations or new developments in rulings of the Internal Revenue Service, court decisions or legislative changes may have an adverse effect thereon;

(e)       No federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement, of the Units;

1.16       The Subscriber acknowledges and agrees that, except as set forth in the offering materials, no other facts or assumptions have been represented, guaranteed or warranted to me, or us, by any person, expressly or by implication.

2.	TERMS OF OFFERING

2.1        The total amount of the Offering is seventy-five million ($75,000,000) dollars. The Subscription period began on February 9, 2023, and will continue until terminated by the Company as determined by the Company in its sole discretion (the "Offering Period"). The Offering may be closed from time to time, in tranches of any number of Units (collectively the "Closings").

2.2        All funds paid hereunder shall be immediately available to the Company.

2.3        The Subscriber hereby agrees to purchase the number of Units from the Company set forth upon the signature page hereof. The Subscriber must purchase a minimum of ten (10) or more Units for his/her initial Subscription with a purchase price of one thousand ($1,000) dollars per Unit. The purchase price is payable by check or wire transfer to the Company. If the Company declines to accept this Subscription, the Company will return Subscription funds to the undersigned without interest thereon or deduction there from.

2.4        Closings on Subscriptions shall be held as soon as practicable following the Company's acceptance hereof.

3.	RESTRICTIONS ON TRANSFER

3.1        The certificates representing the Units shall bear the following legend:

The securities issued pursuant to this certificate are restricted securities as defined in Rule 144 promulgated pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”); the securities have not been registered under the Securities Act with the Securities and Exchange Commission or under the Securities Laws of any state. The holder of a certificate evidencing interests will only be able to sell or otherwise transfer his or her securities pursuant to an effective registration statement or in accordance with an opinion from counsel, acceptable to the company that the same may be sold pursuant to an exemption from the registration requirements of those Securities Laws.

3.2        The Company may in its sole discretion place a “Blue Sky” legend on the certificates in accordance with Securities Laws or as required by applicable securities laws.

3.3        Except as otherwise permitted by the Governing Documents, each Subscriber will be prohibited from selling, transferring, pledging or otherwise disposing of the Units sold pursuant to this Private Placement Offering. As a result of restrictions on transferability of the Units, a Subscriber may not be able to liquidate his investment and must bear the economic risk of his investment for a significant period of time.

4

4.	NOTICES TO SUBSCRIBERS

4.1        THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE OR PROVINCE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, OR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

4.2        THE UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. SUBSCRIBERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

4.3       THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES.

4.4       PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS PROVIDED BY THE COMPANY (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

4.5       THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

5.	MISCELLANEOUS

5.1        Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company at ROCKSTAR CAPITAL GROUP LLC, 23 Tamworth Circle, Bella Vista, AR 72715, Attention: Brandon Rooks, and to the Subscriber at his/her address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

5

5.2        This Agreement shall not be changed, modified, or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged. The respective representations, warranties and covenants of the parties set forth in this Agreement shall survive delivery of and payment for the Units contemplated hereunder.

5.3        This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

5.4        This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Florida, without giving effect to the choice of law rules thereof, and by the terms of the Governing Documents.

5.5        This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Subscriber to the Manager by email to Missy@RockstarCapitalFund.com, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided.

6.	ACCEPTANCE.

Execution of this Subscription Agreement and tender of the payment referenced in Paragraph 1 above shall constitute an irrevocable offer which the Company may accept or reject; acceptance by the Company shall be indicated by its causing the undersigned to become a Member of the Company with execution hereof constituting execution of the Operating Agreement.

[The Remainder of this Page intentionally left blank.]

6

Subscriber Information:
Name	Social Security # or Tax I.D.
Street Address	County
City	State Zip Code
Telephone Email	Occupation
Spouse’s Name	Spouse’s Occupation
Co-Subscriber Information:
Name	Social Security # or Tax I.D.
Street Address	County
City	State Zip Code
Telephone Email	Occupation
Spouse’s Name	Spouse’s Occupation
Investment Ownership:	Investment Payment Method (choose one):
Capital Contribution $________________ ☐ Class A Units	☐ Wire Transfer Instructions ☐ ACH Instructions ☐ Check
Revenue Automatic Direct Deposit:
☐ Deposit my monthly Debt Payments electronically into the account listed on the attached voided check. ☐ Reinvest my monthly Accrued Interest.
My Interest Should be Shown on the Company Records as Follows (indicate one of the following):

☐    Individual           ☐ Company*                         ☐ IRA

☐    Joint Tenancy     ☐ Tenants in Common          ☐ Corporation***

☐    Trustee**           ☐ Other (Describe) ________________________________

*    If a limited liability company, please include a copy of the Articles of Organization, Operating Agreement and a certificate of action of the manager(s) or other document authorizing the investment.

** If a custodian, trustee or agent, please include a copy of the trust, agency or other agreement and an entity certificate authorizing the investment.

*** If a corporation, please include a copy of the Articles of Incorporation and a certified corporate resolution or other document authorizing the investment.

[Remainder of page intentionally left blank.]

7

Beneficiary Information:
While a designation of your beneficiary or beneficiaries is not required for investment, should you desire to identify your beneficiary of your investment herein, please provide the information requested below. If you live in a state with community property statutes and do not designate your spouse as the sole primary beneficiary, you represent and warrant that your spouse has consented to such a designation. Note that the information provided on this form will replace all existing primary and contingent beneficiary designations you have provided to us.
1.	☐ Primary Beneficiary ☐ Contingent Beneficiary
Beneficiary Name: Social Security Number:
Address: City: State: Zip:
2.	☐ Primary Beneficiary ☐ Contingent Beneficiary
Beneficiary Name: Social Security Number:
Address: City: State: Zip:
3.	☐ Primary Beneficiary ☐ Contingent Beneficiary
Beneficiary Name: Social Security Number:
Address: City: State: Zip:
4.	☐ Primary Beneficiary ☐ Contingent Beneficiary
Beneficiary Name: Social Security Number:
Address: City: State: Zip:
5.	☐ Primary Beneficiary ☐ Contingent Beneficiary
Beneficiary Name: Social Security Number:
Address: City: State: Zip:
6.	☐ Primary Beneficiary ☐ Contingent Beneficiary
Beneficiary Name: Social Security Number:
Address: City: State: Zip:
Please indicate your acceptance of the terms, conditions, and information provided in this Subscription Agreement by executing below in the space provided. The Subscription Agreement will be deemed to be fully executed and a copy returned to you for your records upon receipt of investment payment.
Accepted By:
SUBSCRIBER
Signature	Printed Name	Date
Signature	Printed Name	Date
IF SELF-DIRECTED IRA READ AND APPROVED BY:
Signature
ROCKSTAR CAPITAL GROUP LLC
Signature	Printed Name	Date

8